                                                                   July 28, 2000



J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Colorado
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Michigan
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Utah
Oshman Sporting Goods Co., Washington
Oshman's Ski Skool, Inc.
Oshman's Sporting Goods, Inc. Services
(collectively, the "Companies")
                    ---------
2302 Maxwell Lane
Houston, TX


Gentlemen:

Reference is made to that certain Amended and Restated Financing Agreement dated December 15, 1997 among the Companies and The CIT Group/Business Credit, Inc. ("CITBC"), as amended (the "Financing Agreement"). Capitalized terms used herein
  -----                     -------------------
but not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

A. Pursuant to mutual understanding, the Financing Agreement is hereby amended, effective as of the date hereof, as follows:

1. Section 1 of the Financing Agreement is hereby amended by deleting therefrom the definitions of "Fixed Rate", "Fixed Rate Loan", "Fixed Rate
                                   ----------    ---------------    ----------
     Breakage Price", "Fixed Rate Election Date", Fixed Rate Election Notice",
     --------------    ------------------------   --------------------------
     "Fixed Rate Election Period", Fixed Rate Maturity Date", "Seasonal
      -------------------------    ------------------------    --------
     Inventory Advances Rate Period", "Seasonal Overline Period", and "Treasury
     ------------------------------    ------------------------        --------
     Rate".
     ----

2. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of "Availability Reserve" set forth therein to
                                  --------------------
     read as follows:

          "Availability Reserve" shall mean at any time of determination an
           --------------------
     amount equal to the sum of (i) the then undrawn amount of all outstanding Letters of Credit, plus (ii) a thirty-two and one-half percent (32.5%)
                        ----
     reserve against the cost of inventory located in the traditional stores (i.e., stores other than those having a tradename of "Oshman's Supersports" or "Supersports U.S.A.") scheduled to be closed during the fiscal year 1997, such reserve to remain in place until the liquidation process is complete, plus (iii) the amount of all sales taxes collected by the
               ----
     Companies and not yet remitted to the authority to which such taxes are owed, the amount of which shall be determined by CITBC in its sole discretion."

3. Section 1 of the Financing Agreement is hereby amended by amending and restating clause (o) in the definition of "Eligible Inventory" set forth
                                                ------------------
     therein to read as follows:

          "... (o) a reserve in the amount of up to $2,307,692.00, on a continuing basis in lieu of landlord waivers in favor of CITBC for leased retail stores."

4. Paragraph 1 of Section 3 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

          "1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and
     y) the Revolving Line of Credit, but subject to CITBC's right to make Overadvances, to make loans and advances to the respective Companies on a revolving basis, and subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans. Such loans and advances shall be in amounts up to the lesser of (such lesser amount, the "Borrowing Base"): (a) sixty-five percent (65%) of the aggregate value of
      --------------
     each of the Companies respective Eligible Inventory determined at cost, by the average cost inventory method, using a valuation on a first in, first out basis in accordance with GAAP (herein "FIFO") excluding freight and
                                                ----
     capitalized buying, handling and distribution costs, as reflected on the Companies' books and records or (b) thirty-eight percent (38%) of the aggregate value of each Company's respective Eligible Inventory determined at retail by the retail inventory method, using a FIFO valuation, excluding freight and capitalized buying, handling and distribution costs, as reflected on the Companies' books and records. All requests for loans and advances must be received by an officer of CITBC no later than 2:00 p.m. New York time on the date on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in CITBC's sole discretion, subject to any
      ------------
     additional terms CITBC deems necessary. As used in this Financing Agreement, "Revolving Line of Credit" shall mean the commitment of CITBC to
                 ------------------------
     make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with Section 3 and 4 of this Financing Agreement, to
                               ---------     -
     each of the Companies in the aggregate amount not to exceed $65,000,000.00. It is understood and agreed by the Companies that if the aggregate amount of such loans and advances shall at any time exceed the least of x) the Availability, y) the Revolving Line of Credit or z) the Borrowing Base, then the existence at any time of such excess shall be deemed an Event of Default and, without limiting any of CITBC's other rights and remedies under this Financing Agreement or otherwise, the amount of such excess shall be due and payable immediately upon demand."

5.   Paragraph 1 of Section 7 of the Financing Agreement is hereby amended and
     -----------    ---------
     restated to read in its entirety as follows:

     "1. (A) Interest on the Revolving Loans shall be payable monthly as of the end of each month or with respect to any Libor Loan, at the end of the Libor Period with respect to any such loan, and shall be an amount equal to
     (a) The Chase Manhattan Bank Rate, on a per annum basis, on the average of the net balances owing by all of the Companies to CITBC in the Collective Account at the close of each day during such month on balances other than Libor Loans and (b) two and one-eighth percent (2.125%) plus Libor on each
                                                             ----
     Libor Loan as to any then outstanding Revolving Loans which is a Libor Loan, on a per annum basis, on the average of the net balances of each such Libor Loans owing by the Companies to CITBC in the Collective Account at the close of each day during such month for the Libor Period applicable thereto; but in no event shall the interest charged hereunder exceed the Maximum Legal Rate.

          The Companies may elect to use Libor as to any then outstanding Revolving Loans provided (i) there is then no Default or Event of Default,
     (ii) the Companies have so advised CITBC of their election to use Libor, the principal amount of such Libor Loan and the Libor Period applicable thereto is selected no later than two (2) business days preceding the first business day of a Libor Period and (iii) the election and Libor shall be effective, provided, there is then no Default or Event of Default, on the
                --------
     third business day following said notice. The Libor elections must be for integral multiples of $1,000,000.00 and the Companies shall, for the period of this Financing Agreement ending March 1, 1998, pay CITBC a non-refundable Libor Processing Fee upon the effective date of each Libor Loan, provided, however, that there shall be no such Libor Processing Fee for the
     --------  -------
     first four (4) Libor Loans in any calendar year which have a three (3) month Libor Period.

          If no such election is timely made or can be made with respect to the Libor Loans, or Libor can not be determined by CITBC (or any participant or co-lender upon prior written notice by such participants or co-lender to CITBC and the Companies), then CITBC shall use The Chase Manhattan Bank Rate to compute interest. In the event of any change in The Chase Manhattan Bank Rate, the rate under clause (a) above shall change, as of the first of
                               ----------
the month following any change, so as to remain equal to The Chase Manhattan Bank Rate. The rates hereunder shall be calculated based on a three hundred sixty (360) day year for actual days elapsed. CITBC shall be entitled to charge the Collective Account at the rate provided for herein when due until all Obligations have been paid in full.

     (B) Subject to compliance with the conditions set forth in this subparagraph (B), the Companies shall be entitled to interest rate reductions (each an "Interest Rate Reduction") as outlined below:
          -----------------------

     If the ratio of all of the Companies' Average Loan Balances to EBITDA: (i) is equal to or less than the Companies' financial projections with respect to any fiscal year, as indicated in projections delivered to CITBC pursuant to Subsection (d) of Paragraph 7 of Section 6 (herein "Financial Projections") and
--------------    ------------------------          ---------------------
the interest spread for the prior fiscal year has been increased pursuant to clause (ii) below, then the interest spread, if any, over (a) The Chase
-----------
Manhattan Bank Rate shall be decreased by three-eighths of one percent (.375%), and (b) the Libor rate shall be decreased by three-eighths of one percent (.375%); and (ii) is greater than the Companies' Financial Projections for any fiscal year and the spread for the prior fiscal year has been computed in accordance with Clause (A) hereinabove, then the then interest spread, if any,
                ----------
over (a) The Chase Manhattan Bank Rate shall be increased by three-eighths of one percent (.375%), and (b) the Libor rate shall be increased by three-eighths of one percent (.375%) (each increase being an "Interest Rate Increase").
                                                ----------------------
"Average Loan Balances" as used herein shall mean the average of the net
 ---------------------
balances owing by all the Companies to CITBC in the Collective Account as of the last day of each month for the twelve (12) months in the fiscal year then ended.

In addition to the foregoing requirements, each Interest Rate Reduction is subject to the Companies compliance with each of the following conditions (i) through (v) below and the effective date of each Interest Rate Increase is governed by (iii) and (iv) below:

(i) Timely receipt by CITBC of the Companies' audited Consolidated Balance Sheet and income statement (the "Financial Statements") in accordance
                                         --------------------
        with the provisions of paragraph 7 of Section 6;
(ii)    The absence of any Default or Event of Default;
(iii) As to the spread over The Chase Manhattan Bank Rate, and any Interest Rate Reduction or the Interest Rate Increase, any such decreases or increases will be effective on the first day of the month following CITBC's receipt of the Financial Statements with respect to the fiscal year which the Companies are determined to be eligible for such Interest Rate Reduction or such Interest Rate Increase;
(iv) As to the spread over the Libor rate, and any Interest Rate Reduction or Interest Rate Increase with respect thereto, as the case may be, any such decreases or increases shall only be applicable to a Libor Loan requested and commencing on or after CITBC's receipt of the applicable Financial Statements, and will be effective on the first day of any such new Libor Period; and
(v) In no event shall the total of all Interest Rate Reductions or Interest Rate Increases hereunder on the Revolving Loan reduce or increase the applicable rates by more than three-eighths of one percent (.375%) from those rates then in effect.

          For purposes of clarification of the foregoing: 1) in no event shall the interest rate applicable to (y) Revolving Loans (other than any Libor
     Loan) be less than The Chase Manhattan Bank Rate, and (z) Libor Loans be less than the Libor rate, plus two and one-eighth percent (2.125%) per
                               ----
     annum; and 2) nothing contained in the preceding subparagraph (v) is
                                                      ----------------
     intended to modify the provisions of paragraph 2 of Section 9 providing for
                                          -----------    ---------
     the right of CITBC to charge the Default Rate of Interest as set forth therein."

6.   Paragraph 9 of Section 7 of the Financing Agreement is hereby amended and
     -----------    ---------
     restated to read in its entirety as follows:

          "9.   The Companies jointly and severally agree to pay to CITBC, upon the request of CITBC, such amount or amounts as shall compensate CITBC (or any of its participants or co-lenders) for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (a) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (b) any failure of the Companies to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, with respect to Libor Loans, an amount equal to any loss or expense suffered by CITBC (or any of its participants or co-lenders) during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing CITBC's calculations hereon in reasonable detail, shall be conclusive on the Companies, in the absence of manifest error."

7.   Section 10 shall be amended by deleting the last sentence of such section.
     ----------

8.   Exhibit A to the Financing Agreement shall be amended, restated and
     ---------
     replaced in form of the Availability Report attached hereto as Annex I hereto.

B. Each Guarantor ratifies, approves and reaffirms all of its obligations under its Guarantee and acknowledges that its Guarantee is not subject to any claims, defenses or offsets. Each Guarantor also acknowledges that the term Obligations shall include, without limitation, all indebtedness, liability or other obligations, as modified by this amendment, of the Companies jointly and severally. Furthermore, each Guarantor hereby agrees that nothing contained in this Financing Agreement, as hereby amended, or any other Loan Documents shall adversely affect any right or remedy of CITBC under any Guarantee and that the execution and delivery of this amendment and the other Loan Documents shall in no way change or modify its obligations as guarantor, debtor, pledgor, assignor, obligor and/or guarantor under the its Guarantee except as specifically provided in this Part B and shall not constitute a waiver by CITBC of any of its rights against such Guarantor.

C. The terms and provisions set forth in this amendment shall modify and supersede all inconsistent terms and provisions set forth in the Financing Agreement and the other Loan Documents, and, except as expressly modified and superseded by this amendment, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Companies and CITBC agree that the Financing Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

D. The Companies hereby represent and warrant to CITBC that (a) the execution, delivery and performance of this amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each of the Companies and will not violate the Articles/Certificate of Incorporation or Bylaws of the Companies;
(b) the representations and warranties contained in the Financing Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Financing Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by CITBC;
(d) the Companies are in full compliance with all covenants and agreements contained in the Financing Agreement and the other Loan Documents, as amended hereby; and (e) the Companies have not amended their respective Articles/Certificate of Incorporation or Bylaws since the date of the Financing Agreement.

E. The Companies shall pay to CITBC a $25,000 fee in connection with the financial accommodations provided by CITBC in connection with this amendment.

Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                           Very truly yours,

                                           THE CIT GROUP/BUSINESS CREDIT, INC.

                                           By: /s/ Eric Maloy
                                               --------------------------------
-                                           Name: Eric Maloy
                                                -------------------------------
                                           Title: AVP/AE
                                                 -------------------------------

Read and Agreed to:


J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC.-SERVICES

By:  /s/ Alvin N. Lubetkin
    ------------------------------------
Name:  Alvin N. Lubetkin
Title: Vice Chairman, President & C.E.O.
       (of each of the above Companies)

OSHMAN'S SPORTING GOODS, INC.,
in its capacity as Guarantor hereby acknowledges and consents to the foregoing amendment

By:  /s/ Alvin N. Lubetkin
    ------------------------------------
Name:  Alvin N. Lubetkin
Title: Vice Chairman, President & C.E.O.

                                    ANNEX I

                          FORM OF AVAILABILITY REPORT
                          ---------------------------

                                [See attached.]

                        AVAILABILITY REPORT #__________
                              Date _____________

To:       The CIT Group/Business Credit, Inc.
          Two Lincoln Centre, Suite 200
          5420 LBJ Freeway
          Dallas, Texas 75240
          972-455-1690

1.   ELIGIBLE INVENTORY
     ------------------
     A.   COST INVENTORY
          Per Schedule Attached Dated _____________                                                    $________________
          Per Confirmation No. _______ Dated __________

     Less Reserves:
          POS Markdown Reserve                                                     $________________
          Seasonal Reserve - Hard Markdowns                                        $________________
          Slow Moving/Obsolete Reserve                                             $________________
          Outlet Inventory                                                         $________________
          Accrued Shrinkage                                                        $________________
          Highly Seasonal Goods                                                    $________________
          Landlord Waivers                                                         $________________
          Other (Off-site ski sales and demo racquets)                             $________________
          Return to Vendor Merchandise                                             $________________
          Total Reserves                                                           $________________
                                                                                                       $________________
          Net Eligible Cost Inventory
          Rate of Advance:  65%                                                                        $________________

     B.   RETAIL INVENTORY
          Per Schedule Attached Dated __________                                   $________________
          Per Confirmation No. ______ Dated _________
          Less Reserves:
               Total Cost Ineligibles -  (1-IMU%)                                  $________________
          Net Eligible Retail Inventory                                                                $________________
          Rate of Advance:  38%                                                                        $________________


2.   INVENTORY COLLATERAL VALUE
     --------------------------
     A.   The Lesser of 65% of cost or 38% of Retail                               $________________
     B.   The Lesser of (A) of $65,000,000 Line Cap                                $________________
          Total Inventory Collateral Value                                                             $________________


3.   LOAN PLUS LETTER OF CREDIT EXPOSURE AND AVAILABILITY RESERVE
     ------------------------------------------------------------
          Standby Letters of Credit                                                                    $________________
          Documentary Letters of Credit                                                                $________________
          Availability Reserve for store closings, if applicable                                       $________________
          Availability Reserve for sales tax liabilities, if applicable                                $________________
            Loan Balance Brought Forward                                           $________________
                      Less: Cash Received                                          $________________
                                Sub Total                                          $________________
                  Plus:  Other Additions                                           $________________
                            Advances Since Last Report                             $________________
          New Loan Balance                                                                             $________________
                        NET AVAILABLE PER OUR BOOKS                                                    $________________
                        ---------------------------

For the purpose of inducing The CIT Group/Business Credit, Inc. to grant loans to us under the Financing Agreement, we hereby certify that in our judgement the above stated cost and retail Inventory amounts are substantially true and correct as of this report.


                                    ____________________________________________
                                              (Client's Name)


                                    By:  _______________________________________
                                              (Authorized Signature)